Exhibit (8)(l)(vii)

                      AMENDMENT TO PARTICIPATION AGREEMENT
                    BETWEEN PIMCO VARIABLE INSURANCE TRUST,
                           PIMCO INVESTMENTS LLC AND
                   JEFFERSON NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT (the "Amendment") is made as of January ___, 2012 by and between Jefferson National Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust ("PVIT") and PIMCO Investments LLC ("PI," and collectively with the Company and PVIT, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

      WHEREAS, PVIT, the Company and Allianz Global Investors Distributors LLC (f/k/a PIMCO Advisors Distributors LLC) ("AGID") entered into to a Participation Agreement dated May 1, 2003, as amended (the "Agreement"); and

      WHEREAS, all of AGID's rights, titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through a Novation of and Amendment to Participation Agreement dated December 7, 2010, by and among AGID, PI, PVIT and the Company; and

      WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety the current Schedule A to the Agreement and replacing it with the Schedule A attached hereto;

      NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants and premises herein contained and for other good and valuable consideration, hereby agree as follows:

      1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

      2. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

      3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

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      IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

PIMCO INVESTMENTS LLC

By: /s/ Jonathan D. Short
    -------------------------------
Name:   Jonathan D. Short
Title:  Chairman

PIMCO VARIABLE INSURANCE TRUST

By: /s/ Eric D. Johnson
    -------------------------------
Name:   Eric D. Johnson
Title:  SVP

JEFFERSON NATIONAL LIFE INSURANCE
COMPANY

By: /s/ Craig Hawley
    -------------------------------
Name:   Craig Hawley
Title:  General Counsel & Secretary

                                   SCHEDULE A

The term "Designated Portfolio" of the Fund will include any series of the Fund that offers Administrative Class shares and that is operating as of the date of the Agreement or commences operations after the date of the Agreement, other than any such series that ceases operations.

SEGREGATED ASSET ACCOUNTS:                   FORM:

Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)
Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
					     22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F    22-4061
Jefferson National Life Annuity Account G    22-4056
                                             JNL-2300
                                             JNL- 2300-1
                                             JNL- 2300-2
Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J    JNL-2100
Jefferson National Life Annuity Account K    JNL-2200
Jefferson National Life Annuity Account L